UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Increase in Principal Amount of Class A(2010-D) Notes; Extension. On May 15, 2013, Discover Bank, pursuant to Section 2.09 of the Class A(2010-D) Terms Document, dated as of November 23, 2010, by and between Discover Card Execution Note Trust (the “Note Issuance Trust”), as Issuer, and U.S. Bank National Association as Indenture Trustee, increased the Outstanding Dollar Principal Amount of the Class A(2010-D) Notes. The increase in the Outstanding Dollar Principal Amount of the DiscoverSeries Class A(2010-D) Notes (the “Notes”) was in the amount of $100,000,000, resulting in an Outstanding Dollar Principal Amount of the Class A(2010-D) Notes of $100,000,000. The Class A(2010-D) Notes were sold to purchasers in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. The Notes were sold at par value for cash, with no applicable underwriting discounts or commissions. In connection with this increase, the investor interest in receivables represented by the collateral certificate issued by the Discover Card Master Trust I that secures the DiscoverSeries Notes was increased by $100,000,000. The Note Issuance Trust paid the net proceeds from the issuance to Discover Bank in exchange for the increase in the investor interest in receivables represented by the collateral certificate.

On May 15, 2013, the Note Issuance Trust, as Issuer of the Notes, Discover Bank, as Depositor, Beneficiary, and Calculation Agent for the Note Issuance Trust, and the committed purchaser and purchaser of the Notes and their agent agreed to (i) extend the existing expected maturity date of the Notes to June 15, 2016, provided, however, that the existing expected maturity date for the $100,000,000 outstanding principal amount of the Notes will be June 17, 2013; (ii) extend the existing expected principal payment date of the Notes to June 15, 2016, provided, however, that the existing expected principal payment date for the outstanding principal amount of the Notes will be June 17, 2013; (iii) extend the existing termination date for the note purchase commitments to April 30, 2016; (iv) extend the existing legal maturity date of the Notes to December 17, 2018; and (v) extend the existing liquidation commencement date of the Notes to May 1, 2016, provided, however, that the existing liquidation commencement date for the outstanding principal amount of the Notes will be May 15, 2013. In connection with any increase in the outstanding dollar principal amount of the Notes, an interim expected maturity date and interim liquidation commencement date may be specified.

Increase in Principal Amount of Class D(2009-1) Notes. On May 15, 2013, Discover Bank, pursuant to Section 2.03 of the Note Purchase Agreement (the “Note Purchase Agreement”), dated as of July 2, 2009, among Discover Card Execution Note Trust, as Issuer, Discover Bank, as Depositor, and the purchasers named therein and Section 2.06 of the Class D(2009-1) Terms Document, dated as of July 2, 2009, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association as Indenture Trustee, increased the Outstanding Dollar Principal Amount of the Class D(2009-1) Notes. The increase in the Outstanding Dollar Principal Amount of the Class D(2009-1) Notes was in the amount of $13,636,363, resulting in an Outstanding Dollar Principal Amount of the Class D(2009-1) Notes of $2,151,136,364. The Class D(2009-1) Notes were sold to purchasers in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. The Notes were sold at par value for cash, with no applicable underwriting discounts or commissions. In connection with this increase, the investor interest in receivables represented by the collateral certificate issued by the Discover Card Master Trust I that secures the DiscoverSeries Notes was increased by $13,636,363. Discover Card Execution Note Trust paid the net proceeds from the issuance to Discover Bank in exchange for the increase in the investor interest in receivables represented by the collateral certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: May 15, 2013	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Assistant Treasurer